SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 29, 2000


                             OBJECTSOFT CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                 1-10751                  22-3091075
     -----------------             ---------                ------------
(State or Other Jurisdiction      (Commission               (IRS Employer
    of Incorporation)              File No.)             Identification No.)



Continental Plaza III, 433 Hackensack Avenue, Hackensack, NJ          07601
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(Address of Principal Executive Offices)                            (Zip Code)


      Registrant's telephone number, including area code (201) 343-9100


                                Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)

Item 5.      Other Events

      On December 29, 2000, the Company sold 122.5 shares of the Company's Series H Preferred Stock having a stated value of $10,000 per share (the "Preferred Shares") to several accredited investors pursuant to the terms of a Convertible Preferred Stock Purchase Agreement (the "Agreement"). The total purchase price for the Preferred Shares was $1,225,000, consisting of (i) the contribution of $1,025,000 of loans previously made to the Company and (ii) $200,000 in additional cash. The Preferred Shares will pay dividends at the rate of 12% per annum, payable in cash or registered Common Shares, at the discretion of the holders of the Preferred Shares. The Preferred Shares are convertible into units (the "Units") at a conversion price of $0.25 per Unit. Each Unit consists of (i) one share (a "Common Share") of the Company's common stock, $0.0001 par value per share (the "Common Stock"), and (ii) four warrants (A Warrant - D Warrant), each to purchase one-quarter of a Common Share. The Preferred Shares will automatically convert into Units on December 29, 2003.

      The Warrants are exercisable for five years. The A Warrant has an exercise price of $0.50 per full Common Share, the B Warrant has an exercise price of $0.60 per full Common Share, the C Warrant has an exercise price of $0.70 per full Common Share, and the D Warrant has an exercise price of $0.75 per full Common Share.

      The Warrants are callable if (i) the per share market value of the common stock has been equal to or greater than $1.00, $1.50, $2.00 and $2.50, respectively, with respect to the A Warrants, the B Warrants, the C Warrants, and the D Warrants, respectively, for twenty consecutive trading days immediately preceding the date of delivery of a call notice; (ii) a registration statement has been declared effective and has been effective for a period of sixty calendar days; and (iii) a registration statement has been effective for a period of forty consecutive trading days. The Company may not call A Warrants, B Warrants, C Warrants and D Warrants which are at the time exercisable into an aggregate of more than 500,000 shares of Common Stock in any thirty consecutive business days.

      The number of shares of common Stock issuable to each holder of Preferred Shares at any time upon conversion may not exceed the number of shares which, when aggregated with all other shares of Common Stock then owned of record by such holder or which such holder may acquire within 60 days upon exercise of any outstanding options or warrants of the Company (excluding common stock underlying the outstanding Preferred Shares not to be converted on such date), would result in such holder owning, in aggregate, more than 9.99% of all of the Company's outstanding Common Stock on the date of conversion.

      At the closing, the Company issued to Intercoastal Financial Services Corp. (the "Placement Agent"), as placement agent fees, 12.25 Preferred Shares.

      The Preferred Shares were issued pursuant to Rule 901 of Regulation S of the United States Securities Act of 1933 as amended, and regulations promulgated thereunder (the "Securities Act"). The Preferred Shares were sold outside the United States to non U.S. Persons.

The Company agreed to promptly file a registration statement under the Securities Act registering for resale shares of the Company's Common Stock issuable in connection with the Agreement.

      The foregoing is a brief description of the terms of the financing arrangement. It is not complete and it is qualified by reference to the Agreement, the Certificate of Designation of the Series H Convertible Preferred Stock, as amended, the Form of Warrants, and the Registration Rights Agreement, which have been filed as Exhibits to this Current Report.

Item 7.     Financial   Statements,   Pro  Forma  Financial   Information  and
Exhibits.

      (c)   Exhibits.


Exhibit
   No.                                  Description
----------                              -----------

4.1          -     Convertible Preferred Stock Purchase Agreement, dated as
                   of December 29, 2000

4.2          -     Certificate of Designation of Series H Preferred Stock, as
                   amended

4.3          -     Form of Investors' Warrant (included as an attachment to
                   Exhibit 4.2)

4.4          -     Registration Rights Agreement dated as of December 29, 2000

                                    SIGNATURE

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2001

                                    OBJECTSOFT CORPORATION


                                    By: /s/ DAVID E. Y. SARNA
                                       ---------------------------------------
                                          David E. Y. Sarna
                                          Chairman, Chief Executive Officer,
                                          President and Secretary

                                EXHIBIT INDEX
                                -------------


Exhibit
   No.                              Description
---------                           -----------

4.1          -     Convertible Preferred Stock Purchase Agreement, dated as of
                   December 29, 2000

4.2          -     Certificate of Designation of Series H Preferred Stock, as
                   amended

4.3          -     Form of Investors' Warrant (included as an attachment to
                   Exhibit 4.2)

4.4          -     Registration Rights Agreement dated as of December 29, 2000